EXHIBIT 10.11

FIRST AMENDMENT TO THE

DEBT CONVERSION AGREEMENT

This Amendment to the Debt Conversion Agreement (“Agreement”) is effective as of August __, 2011, by and among All Fuels & Energy Company (the “Company”) and Dean Sukowatey (“Investor”), amends that certain Debt Conversion Agreement by and between the Company and Investor, dated effective August 15, 2011 (“Debt Conversion”).

WHEREAS, the Company and Investor desire to amend the Debt Conversion to allow Investor to convert a portion of the Debt (as defined in the Debt Conversion) into up to 20,000,000 Shares;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1 of the Debt Conversion is hereby amended to add at the end of the paragraph:

“Notwithstanding the forgoing, subject to the satisfaction of the conditions set forth in paragraph 2, Investor may convert the Debt into up to 20,000,000 shares without the Company affecting the Split.”

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

All Fuels & Energy Company

By: /s/ DEAN E. SUKOWATEY

Name: Dean E. Sukowatey

Title: Pres/CEO

/s/ DEAN E. SUKOWATEY

Dean E. Sukowatey

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement ("Agreement") is effective as of August ___, 20100, by and among All Fuels & Energy Company (the "Company") and Dean Sukowatey ("Investor").

            WHEREAS, over the course of the last several years, Investor has loaned the Company funds as needed for operation, which the Company has recorded as an accounts payable (the “Debt"):

            WHEREAS, as of August 15, 2011 , the total outstanding balance of the Debt including any accrued interest is $534,650;

            WHEREAS, in connection with a financing and after the Company effects a 1 for 50 reverse split (the "Split"), the Company and Investor desire to convert the Debt into 15,497,101 shares (post-Split) (774,855,072 shares pre-Split) of the Company's common stock (the "Shares")

            WHEREAS, subsequent to the conversion of the Debt into the Shares, there will no principal and accrued interest remaining under the Debt, and the only amount owed to Investor are Notes with an aggregate principal amount of $73,000

            WHEREAS, the Split will be effected only after obtaining approval of a majority of the shareholder's of the Company pursuant to a proxy (or information consent) with the Securities and Exchange Commission and then filing such an amendment to the certificate of organization of the Company with the Delaware Secretary of State;

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Subject to the satisfaction of the condition set forth in paragraph 2 and upon the Company effecting the Spl it, Investor agrees to convert the Debt into the Shares. Upon the effectiveness of the conversion, the Company shall deliver certificates representing the Shares to the Investor, after which Investor shall have no further right, title, or in terest in or under the Debt.

2. Representations and Warranties

The Investor hereby represents and warrants that:

A.        Purchase for Investment. The Investor is acquiring the Shares for their own account and not with a view to or for sale in connection with the distribution thereof in violation of applicable securities laws. The Investor have been advised that the Shares to be issued and sold hereunder have not been registered under the Securities Act of 1933, as amended ("Securities Act"), or applicable state securities laws and that they must be held indefinitely unless the offer and sale thereof arc subsequently registered under the Securities Act or any exemption from such registration is available. The Investor understand and agrees that the Shares will be issued with a restrictive legend to the effect that: "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise tran ferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

B. Investment Risk. Because of the Investor's financial positions and other factors, the transactions contemplated by this Agreement may involve a high degree of financial risk, and the Investor understands they may lose their entire investment in the Shares.

C.        Access to Information. Investor has all been afforded the opportunity to discuss the transaction with legal and accounting professionals and to examine and evaluate the financial impact of the transactions contemplated herein.

D. Ability. This Agreement has been duly executed and delivered by Investor and constitutes a binding, and enforceable obligation of the Investor.

E. Third Party Consent. Other than the Split, no authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by the Investor in connection with the execution, delivery, or the Company's performance of this Agreement.

F. Accredited Investor. The Investor (i) has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of the purchase of the Shares, (ii) has a net worth significantly in excess of the amount of the purchase price for the Shares and is able to bear the economic risk of a complete loss on the purchase of the Shares, and (iii) is an "accredited investors" as that term is defined in Rule 501 (a) of Regulation D under the Securities Act.

3. Miscellaneous

A. Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

B. Severability. If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provision which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

C. Assignment. None of the parties hereto may assign this Agreement without the express written consent of the other parties and any approved assignment shall be binding on and inure to the benefit of such successor or, in the event of death or incapacity, on assignor's heirs, executors, administrators and successors.

D. Applicable Law. This Agreement has been negotiated and is being contracted for in the United States, State of Texas, it shall be governed by the laws of the United States, State of Texas. notwithstanding any conflict-of-law provision to the contrary.

E. Attorney's Fees. If any legal action or other proceeding (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, the prevailing party will be entitled to recover actual attorney's fees (including for appeals and collection) and other ex penses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

F. Counterparts. It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.

G. Further Assurances. At any time, and from time to time after the debt for equity swap, each party hereto wi ll execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

H. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the Company's performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. A writing signed by all parties hereto may amend this Agreement.

I. Headings. The section and subsection headings in this Agreement arc inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

J. Facsimile. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and deli very shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

All Fuels & Energy Company

By: /s/ DEAN E. SUKOWATEY

Name: Dean E. Sukowatey

Title: Pres